Exhibit 99.1
News Release
____________________________________________________________________________________________________________________

AMERICAN HOMES 4 RENT AND AMERICAN RESIDENTIAL PROPERTIES, INC. TO MERGE, ENHANCING THE SIZE OF THE LARGEST PUBLICLY-TRADED
SINGLE-FAMILY RENTAL COMPANY

- Combined Company Expected to Own and Manage More Than 47,000 Homes -
- Combined Real Estate Cost Basis of Over $8 Billion at Closing –
- Expected to Achieve Corporate and Operating Synergies -
- Transaction Expected to be Accretive to AMH Core FFO / Share -
- Companies to Host Joint Webcast Today –

AGOURA HILLS, Calif. and SCOTTSDALE, Ariz., Dec. 3, 2015 — American Homes 4 Rent (NYSE: AMH) and American Residential Properties, Inc. (NYSE: ARPI) announced today that the Boards of both companies have approved a definitive agreement to combine the two companies in a tax-free merger at a total transaction value of approximately $1.5 billion. In the merger, American Homes 4 Rent will issue approximately 38 million common shares and assume or repay a total of approximately $0.8 billion of American Residential Properties debt. The merger is targeted to close during the first half of 2016.

David Singelyn, Chief Executive Officer of American Homes 4 Rent, stated, “We are delighted to announce our agreement to combine with American Residential Properties, further establishing American Homes 4 Rent as the largest publicly-traded owner and operator of single family rental homes. American Residential Properties has a high quality portfolio of homes which fit strategically in our markets, offering significant opportunities to capture further operating efficiencies on the combined platform. Moving ahead, we look forward to creating additional value for the shareholders of the combined company while strengthening our position as a premier company in the single-family rental sector.”

American Residential Properties Chairman and Chief Executive Officer Stephen G. Schmitz commented, “We are excited to join forces with one of the largest and most successful single family residential companies in our growing industry. Over the past year, our management and Board have explored many options to enhance returns to our stockholders and we believe this strategic transaction is the best way to deliver long-term value to our stockholders. This merger provides American Residential Properties stockholders with a premium for their shares and the opportunity to benefit from participation in the upside potential of an efficient, larger platform that is well positioned in high growth markets and that will benefit from operating synergies.”

Under the merger agreement, at closing, each share of American Residential Properties common stock and each limited partnership unit in its operating partnership will be exchanged for 1.135 common shares or limited partnership units of American Homes 4 Rent, representing a current value per share/unit of American Residential Properties of $19.01 based on American Homes 4 Rent closing price on December 2, 2015, a 19.8% premium over the volume weighted average closing price of American Residential Properties common stock over the 20 trading days ending on December 2, 2015, and an 8.7% premium over American Residential Properties’ closing price on December 2, 2015. The exchange ratio is not subject to adjustment. Upon closing, American Residential Properties stock and unit holders will own approximately 12.6% of the outstanding common shares and units of the combined company. One of the current American Residential Properties directors to be designated before the closing will join the board of American Homes 4 Rent.

The merger will enhance the size of the largest publicly-traded single-family rental company. The combined company is expected to own more than 47,000 homes in 22 states and to have an equity market capitalization of $5.5 billion (based on American Homes 4 Rent’s closing price on December 2, 2015) and an aggregate real estate cost basis of over $8 billion. Given the geographic overlap of American Homes 4 Rent and American Residential Properties portfolios, operational synergies are expected to be achieved by reducing duplicate expenses for internet charges, supervisory property management personnel, management information systems and other back-office functions. The merger is expected to be accretive to American Homes 4 Rent Core FFO.

American Homes 4 Rent will retain its corporate headquarters in Agoura Hills, California, while maintaining a presence in the Phoenix, Arizona market. American Residential Properties’ Chairman and Chief Executive Officer, Stephen G. Schmitz, and its President and Chief Operating Officer, Laurie Hawkes, will remain with the company until the closing of the merger.

The merger is subject to majority approval of American Residential Properties stockholders and to customary closing conditions. Mr. Schmitz and Ms. Hawkes have agreed to vote their shares in favor of the merger.

Barclays is serving as lead financial advisor to American Residential Properties with Raymond James also servicing as financial advisor, and Hunton & Williams LLP is serving as its legal counsel. Hogan Lovells US LLP is serving as legal counsel to American Homes 4 Rent.

Webcast and Conference Call Information

An investor presentation about the merger will be available in the investor relations section of American Homes 4 Rent’s website at www.americanhomes4rent.com and of American Residential Properties at www.amresprop.com. American Homes 4 Rent and American Residential Properties will hold a conference call today at 8:30 a.m. Eastern Time to discuss the merger. A website link will be available on the investor relations section of American Homes 4 Rent and American Residential Properties.

The domestic dial-in number is (877) 705-6003 (for U.S. and Canada) and the international dial-in number is (201) 493-6725 (passcode not required). A simultaneous audio webcast may be accessed by using the links in the investor relations section at www.americanhomes4rent.com and www.amresprop.com. A replay of the audio webcast may be accessed through December 17, 2015, by calling (877) 870-5176 (U.S. and Canada) or (858) 384-5517 (international), replay passcode number 13626469, or by using the links in the investor relation sections at www.americanhomes4rent.com and www.amresprop.com.

About American Homes 4 Rent

American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. American Homes 4 Rent an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing and operating attractive, single-family homes as rental properties. As of September 30, 2015, American Homes 4 Rent owned 38,377 single-family properties in selected submarkets in 22 states.

About American Residential Properties

American Residential Properties, Inc. is an internally managed real estate company, organized as a REIT for federal income tax purposes that acquires, owns, and manages single-family homes as rental properties in select communities nationwide. American Residential Properties, Inc.’s primary business strategy is to acquire, restore, lease and manage single-family homes as well-maintained investment properties to generate attractive, risk-adjusted returns over the long-term. As of September 30, 2015, American Residential Properties, Inc. owned 8,938 single-family properties in selected submarkets in 12 states.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “will,” “predicted,” “likely,” or other words or phrases of similar import. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of American Homes 4 Rent or American Residential Properties to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of American Residential Properties to obtain the required stockholder approval to consummate the proposed mergers; the satisfaction or waiver of other conditions in the merger agreement; the outcome of any legal proceedings that may be instituted against American Homes 4 Rent, American Residential Properties and others related to the merger agreement; the ability of third parties to fulfill their obligations relating to the proposed transactions; the risk that the mergers or the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; the ability of American Homes 4 Rent to successfully integrate pending transactions and implement its operating strategy; changes in economic cycles; and competition within the single-family residential rental industry; the demand for and market acceptance of American Homes 4 Rent’s and American Residential Properties’ properties for rental purposes. Although American Homes 4 Rent and American Residential Properties believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by American Homes 4 Rent or American Residential Properties or any other person that the results or conditions described in such statements or the objectives and plans of American Homes 4 Rent or American Residential Properties will be achieved. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in American Homes 4

Rent’s and American Residential Properties’ SEC reports, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by American Homes 4 Rent with the SEC on March 3, 2015, and in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by American Residential Properties with the SEC on March 16, 2015. Any forward-looking statement speaks only as of the date of this report and neither American Homes 4 Rent nor American Residential Properties undertakes any obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Additional Information about the Proposed Transaction and Where to Find it

In connection with the proposed transactions, American Homes 4 Rent expects to file with the SEC a registration statement on Form S-4 that will include a proxy statement of American Residential Properties that also constitutes a prospectus of American Homes 4 Rent. American Homes 4 Rent and American Residential Properties also plan to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE PROSPECTUS/PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the prospectus/proxy statement (if and when it becomes available) and other relevant documents filed by American Homes 4 Rent and American Residential Properties with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by American Homes 4 Rent with the SEC will be available free of charge on its website at www.americanhomes4rent.com, or by contacting Investor Relations at (855) 794-2447. Copies of the documents filed by American Residential Properties with the SEC will be available free of charge on its website at www.amresprop.com, or by contacting Investor Relations at (480) 474-4800.

American Homes 4 Rent and American Residential Properties and their respective trustees, directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. You can find information about American Homes 4 Rent’s trustees and executive officers in American Homes 4 Rent’s definitive proxy statement filed with the SEC on April 2, 2015 in connection with its 2015 annual meeting of shareholders. You can find information about American Residential Properties’ directors and executive officers in American Residential Properties’ definitive proxy statement filed with the SEC on April 17, 2015 in connection with its 2015 annual meeting of stockholders. Additional information regarding the interests of such potential participants will be included in the prospectus/proxy statement and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from American Homes 4 Rent or American Residential Properties using the sources indicated above.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact for American Homes 4 Rent
American Homes 4 Rent
Investor Relations
Phone: (855) 794-2447
Email: investors@ah4r.com

Contacts for American Residential Properties, Inc.

INVESTOR CONTACT:
American Residential Properties
Shant Koumriqian
Chief Financial Officer and Treasurer
Phone: (480) 474-4800
Email: IR@amresprop.com

MEDIA CONTACT:
Financial Profiles, Inc.
Lisa Mueller
Phone: (310) 622-8231
Email: lmueller@finprofiles.com

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